ustPOWER OF ATTORNEY

The undersigned hereby constitute and appoint Darren L.Ofsink, its true and lawful attorney-in-fact to:

	(1)	execute for and on its behalf, in its capacity as
a shareholder of RINO International Corporation (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	(2) 	do and perform any and all acts for and on its
behalf that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to its benefit, in its best interest, or that it is legally required to do, it being understood that the documents executed by such attorney-in-fact on its behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	Thd undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if present by the undersigned authorized directors and/or officers, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at its request, are not assuming, nor is the Company assuming, any of its responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until it is no longer required to file Forms 3, 4 and 5 with respect to its holdings of and transactions in Company securities, unless
The undersigned earlier revokes it in a signed writing delivered to the attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of March, 2009.

Equity Trust (BVI) Limited as Trustee of the Innomind Trust

_/s/ Nicholas Lane____________________
By: Nicholas Lane
Title: Director

_/s/ Emma Mcintosh____________________
By: Emma Mcintosh
Title: Trust Manager